UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2007

333-124460
(Commission File Number)

______________________________

INTELLIGENTIAS, INC.
(Exact name of registrant as specified in its charter)

            Nevada                                                    20-1703887
            (State of Incorporation)                                                  (IRS Employer
                                        Identification Number)

303 Twin Dolphin Dr., 6th Floor, Redwood City, California 94065
(Address of registrant’s principal executive office)

(650) 632-4526
(Registrant’s telephone number)

______________________________

Merchandise Creations, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 16, 2007, the Registrant appointed Lewis W. Moorehead as its Chief Financial Officer.

Prior to joining the Registrant, Mr. Moorehead, age 35, was a Vice President in the global finance and controllership organization at American Express providing transaction support for the international payments, corporate card, banking, travel and insurance businesses. From August 2004 to March 2005, Mr. Moorehead was co-founder of Rivers & Moorehead PLLC, an internal controls, accounting and financial reporting consulting firm providing services to public and private companies. From 1995 to 2004, Mr. Moorehead worked for PricewaterhouseCoopers LLP in the audit practice serving international technology companies.

On April 16, 2007, the Registrant entered into an Employment Agreement with Mr. Moorehead. Under Mr. Moorehead’s agreement, he will receive an annual base salary of $200,000 and discretionary bonus payments at levels at least commensurate with bonuses paid to other senior executives of the Registrant The foregoing description is only a summary of, and is qualified in its entirety by reference to, the Employment Agreement, which the Registrant will file with its next periodic report.

In connection with the Employment Agreement, the Registrant entered into a Stock Option Agreement under which Mr. Moorehead received an aggregate of 2,000,000 stock options, which vest and become exercisable in the following increments: (a) two hundred thousand (200,000) ninety days from the effective date of the Employment Agreement; (b) nine hundred thousand (900,000) one year from the effective date of the Employment Agreement; and (c) nine hundred thousand (900,000) two years from the effective date of the Employment Agreement.  The exercise price for the options was determined by the closing market price of the common stock on the date of grant. The foregoing description is only a summary of, and is qualified in its entirety by reference to, the Stock Option Agreement, which the Registrant will file with its next periodic report.

Also in connection with the Employment Agreement, the Registrant entered into an Indemnification Agreement which contains provisions that may require us to, among other things, indemnify Mr. Moorehead against liabilities that may arise by reason of his status or service as an officer to the fullest extent permitted under Nevada law and the Registrant’s bylaws and certificate of incorporation and advance Mr. Moorehead expenses incurred as a result of any proceeding against him as to which he could be indemnified. The foregoing description is only a summary of, and is qualified in its entirety by reference to, the Indemnification Agreement, which the Registrant will file with its next periodic report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.    Description

99.1        Press Release issued on April 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                INTELLIGENTIAS, INC.

                By: /s/ Lewis Moorehead
                Name: Lewis Moorehead
            Title:   Chief Financial Officer

Date: April 27, 2007

Exhibit Index

Exhibit No.    Description

99.1        Press Release issued by the Registrant on April 24, 2007.